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                                                                      EXHIBIT 14



                           INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Van Kampen Emerging Markets Fund on Form N-14 of our reports dated August 12, 2002, appearing in the respective Annual Reports to Shareholders for Van Kampen American Value Fund, Van Kampen Asian Equity Fund, Van Kampen Emerging Markets Fund, Van Kampen Equity Growth Fund, Van Kampen European Value Equity Fund, Van Kampen Focus Equity Fund, Van Kampen Global Equity Allocation Fund, Van Kampen Global Franchise Fund, Van Kampen Global Value Equity Fund, Van Kampen International Magnum Fund, Van Kampen Latin American Fund, Van Kampen Mid Cap Growth Fund, Van Kampen Value Fund, and Van Kampen Worldwide High Income Fund for the years ended June 30, 2002 in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the references to us under the headings "Service Providers" and "Financial Highlights" included in the Prospectus, which is also part of such Registration Statement, and under the heading "Independent Auditors" included in such Statement of Additional Information.


/S/ DELOITTE & TOUCHE LLP
Chicago, Illinois
June 6, 2003